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                                                                  Exhibit 10(ix)


                      UNITED DOMINION REALTY TRUST, INC.
                         1999 LONG-TERM INCENTIVE PLAN

                                  SUMMARY OF
                            RESTRICTED STOCK AWARDS




                    GENERAL INFORMATION REGARDING THE PLAN

     United Dominion Realty Trust, Inc.'s Restricted Stock Award program is a subplan of the United Dominion Realty Trust, Inc. 1999 Long-Term Incentive Plan (the "Plan"). This summary is not complete, and you should refer to the full text of the Plan for further information. The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of employees, officers and directors to those of the shareholders, and by providing such employees, officers and directors with an incentive for outstanding performance.

Administration

     The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee has the power, authority and discretion to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions of any award; establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and make all other decisions and determinations that may be required under, or as the Committee deems necessary or advisable to administer, the Plan.

Terms Generally Applicable to Discretionary Awards

     Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (1) does not result in accelerated taxation, (2) does not cause any option intended to be an incentive stock option to fail to qualify as such, and (3) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant's death.



     Acceleration Upon Certain Events. Upon the participant's death or disability all outstanding awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on
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outstanding awards will lapse. In the event of a Change in Control of the
Company (as defined in the Plan), all outstanding awards in the nature of rights that may be exercised will become fully vested and all restrictions on all outstanding awards will lapse; provided, however that such acceleration will not occur if, in the opinion of the Company's accountants, such acceleration would preclude the use of "pooling of interest" accounting treatment for a Change in Control transaction that would otherwise qualify for such accounting treatment and is contingent upon qualifying for such accounting treatment. Regardless of whether an event described above shall have occurred, the Committee may in its sole discretion declare all outstanding awards in the nature of rights that may be exercised to become fully vested, and/or all restrictions on all outstanding awards to lapse, in each case as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among participants or among awards in exercising such discretion.

Termination and Amendment

     The Board or the Committee may, at any time and from time to time, terminate, amend or modify the Plan without shareholder approval; provided, however, that the Committee may condition any amendment on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the Plan may adversely affect any award previously granted under the Plan, without the written consent of the participant. The Committee may amend any outstanding award without approval of the participant; provided that no such amendment may diminish the value of such award determined as if it has been exercised, vested, cashed in or otherwise settled on the date of such amendment, and the exercise price of any option may not be reduced.

Other Information

     The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan also is not subject to or qualified under Section 401 of the Internal Revenue Code. No one has or may create a lien on any funds, securities or other property held under the Plan.

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